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                                                                 EXHIBIT NO. 11
                                                                 --------------

                       COMPUTATION OF EARNINGS PER
                       ---------------------------

                               COMMON SHARE
                               ------------

        Primary earnings per share is computed by dividing net income, less dividends on preferred stock, by the weighted average common shares and average dilutive common share equivalents outstanding.

                                                             Three Months Ended               Six Months Ended
                                                                   June 30,                       June 30
                                                          -------------------------     -------------------------
                                                             1997           1996           1997           1996
                                                          ----------     ----------     ----------     ----------
                                                              (dollars in thousands, except per share data)
Primary:

Average common shares outstanding                          4,755,988      4,511,414      4,637,322      4,510,723
Average common stock equivalents of warrants and
     options outstanding-based on the
     treasury stock method using market price                 82,287         42,035         82,291         36,980
                                                          ----------     ----------     ----------     ----------
                                                           4,838,275      4,553,449      4,719,613      4,547,703
                                                          ==========     ==========     ==========     ==========

Net income                                                $    3,497     $    3,534     $    6,840     $    6,797
Less:  Dividends on preferred stock                                             (58)                         (116)
                                                          ----------     ----------     ----------     ----------
                                                          $    3,497     $    3,476     $    6,840     $    6,681
                                                          ==========     ==========     ==========     ==========

Primary earnings per common share                         $      .72     $      .76     $     1.45     $     1.47
                                                          ==========     ==========     ==========     ==========

         Fully diluted earnings per share gives effect to the increase in the weighted average shares outstanding which would have resulted from conversion of the outstanding convertible debentures and to the related reduction in interest expense on an after-tax basis.

                                                             Three Months Ended             Six Months Ended
                                                                   June 30,                     June 30,
                                                          -------------------------     -------------------------
                                                             1997           1996           1997           1996
                                                          ----------     ----------     ----------     ----------
                                                               (dollars in thousands, except per share data)
Fully diluted:

Average common shares outstanding                          4,755,988      4,511,414      4,637,322      4,510,723
Average common stock equivalents of warrants and
     options outstanding-based on the
     treasury stock method using market price                 82,287         42,035         82,291         36,980
Convertible debenture common stock equivalents                              237,600        118,144        237,600
                                                          ----------     ----------     ----------     ----------
                                                           4,838,275      4,791,049      4,837,757      4,785,303
                                                          ==========     ==========     ==========     ==========

Net income                                                $    3,497     $    3,534     $    6,840     $    6,797
Less:  Dividends on preferred stock                                             (58)                         (116)
Plus:  Convertible debenture interest,
           net of federal income tax effect                                      35             35             70
                                                          ----------     ----------     ----------     ----------
                                                          $    3,497     $    3,511     $    6,875     $    6,751
                                                          ==========     ==========     ==========     ==========

Fully diluted earnings per common share                   $      .72     $      .73     $     1.42     $     1.41
                                                          ==========     ==========     ==========     ==========


